Exhibit 10.6

ASSIGNMENT OF DISTRIBUTOR AGREEMENT

THIS ASSIGNMENT OF DISTRIBUTOR AGREEMENT (this “Assignment”) is made and entered into as of this 1st day of November 2026, by and between Badcer Ops, Inc., a Nevada corporation (the “Assignor”) and Patriot Glass Solutions, LLC, a Texas limited liability company (the “Assignee”).

RECITALS

WHEREAS, C-Bond Systems, Inc., a Colorado corporation (“C-Bond”) entered into a certain Distributor Agreement with CB Nanoshield, LLC, a Texas limited liability company (“CB Nanoshield”), dated January 2, 2024 (the “Distributor Agreement”);

WHEREAS, C-Bond, Assignor and Assignee, among others, entered into a certain Debt Forgiveness, Equity Redemption and Strict Foreclosure Agreement dated as of January 30, 2025 (the “Foreclosure Agreement”), pursuant to which, the Distributor Agreement was assigned to Assignor from C-Bond, effective as of January 30, 2026 (the “C-Bond Assignment”), pursuant to which C-Bond assigned and transferred to Assignor, the Distributor Agreement and all of C-Bond’s right, title and interest in and to the Distributor Agreement, other than (i) the rights of C-Bond related to the Distributor Agreement under the Foreclosure Agreement and (ii) the rights of C-Bond pursuant to the Distributor Agreement arising prior to January 30, 2026; and

WHEREAS, Assignor and Assignee, among others, entered into a certain Member Interest and Asset Exchange Agreement dated as of April 1, 2026, pursuant to which Seller agreed to deliver to TLSS, TA and Reverse evidence that Assignor assigned the Distributor Agreement to Assignee; and

WHEREAS, Assignor has agreed to transfer to Assignee, all of Assignor’s right, title and interest in and to Distributor Agreement;

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

1. The recitals to this Assignment are hereby incorporated into and made a part of this Assignment.

2. Assignor does hereby assign, transfer, sell, convey and set over unto Assignee, its successors and assigns, all of Assignor’s right, title and interest, if any, in and to the Distributor Agreement. Assignor hereby represents and warrants that the Letter Agreement dated December 11, 2023 with an Effective Date of May 8, 2023 is the same as the Distributor Agreement dated January 2, 2024 and referred to herein as the Distributor Agreement and that the Assignor has no actual knowledge of the amendment or termination of such Distributor Agreement.

3. Assignee hereby assumes and agrees to perform all obligations pursuant to the Distributor Agreement, accruing from and after the date hereof.

4. Assignee hereby indemnifies Assignor and its successors and assigns against all claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignor by reason of Assignee’s failure to comply with any obligations under the Distributor Agreement accruing from and after the date hereof. Assignor hereby indemnifies Assignee and its successors and assigns against all claims, losses, liabilities and expenses, including reasonable attorneys’ fees, suffered or incurred by Assignee by reason of Assignor’s failure to comply with any obligation under the Distributor Agreement accruing prior to the date hereof.

5. Assignor hereby covenants to and with the Assignee that it is the lawful owner of the rights under the Distributor Agreement assigned hereby, that such rights have not previously been assigned by the Assignor and that Assignor has the right to assign the same as aforesaid.

6. In connection with any action arising out of this Assignment, whether suit be brought or not, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees, whether incurred during negotiation, trial or on appeal, in bankruptcy or in post judgment collection.

7. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

8. This Assignment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which will constitute one and the same Agreement.

9. This Assignment shall be binding upon and shall inure to the benefit of Assignor, Assignee, their respective successors, administrators, and assigns.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Assignor and Assignee have caused this instrument to be executed as of the day and year first above written.

ASSIGNOR:

BADCER OPS, INC., a Nevada corporation

By:	/s/ Jonathan Juchno
Name:	Jonathan Juchno
Title:	Authorized Signatory

ASSIGNEE:

Patriot Glass Solutions, LLC, a Texas limited liability
company

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Authorized Manager